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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              U.S. MICROBICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                      88-0990371
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

          5922-B Farnsworth Court
            Carlsbad, California                                   92008
  ----------------------------------------                    ------------------
  (Address of principal executive offices)                       (Zip Code)


                            The 2001 Consultants Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                             5922-B Farnsworth Court
                           Carlsbad, California 92008
                                 (760) 918-1860

                                   copies to:

                                 Nimish P. Patel
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
    ------------------------------------------------------------------------
              (Name and address and telephone of agent for service)


                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 2,000,000               $.80               $1,600,000             $400.00
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on June 21, 2001.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

Not Applicable

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not Applicable

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, filed by the Registrant with the Commission on January 16, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the (i) quarter ended December 31, 2000, filed by the Registrant with the Commission on February 14, 2001; and (ii) quarter ended March 31, 2001, filed by the Registrant with the Commission on May 21, 2001;

                  (c) A description of the Registrant securities contained in the Registration Statement Form SB-2/A effective July 19, 2000.

                  (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable


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ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the common shares being registered herein will be passed upon for the Company by Pollet & Richardson, a Law corporation. Erick E. Richardson and Nimish Patel, principals of the law firm are registering a total of 38,293 shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company; or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8.           EXHIBITS.

                  4.0   The 2001 Consultants Plan
                  5.0   Opinion and Consent from Pollet & Richardson
                 23.1   Consent of Bradshaw & Smith
                 23.2   Consent of Pollet & Richardson (included in Exhibit 5.0)

ITEM 9.           UNDERTAKINGS

             The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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                  (ii)    To reflect in the prospectus any facts or events
                          arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 13, 2001.


                                             U.S. MICROBICS, INC.

                                             By:   /s/ Robert C. Brehm
                                                --------------------------------
                                                Robert C. Brehm, President

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Brehm and Conrad Nagel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 2001.

         /s/ Mery Robinson                  Chief Executive Officer and Director
         ------------------------------
         Mery Robinson



         /s/ Robert Brehm                   President and Director
         ------------------------------
         Robert Brehm


         /s/ Conrad Nagel                   Chief Financial Officer
         ------------------------------     (Principal Financial and Accounting
         Conrad Nagel                       Officer)


         /s/ Roger K. Knight                Vice President and Director
         ------------------------------
         Roger K. Knight


         /s/ Steven C. Hopkins              Director
         ------------------------------
         Steven C. Hopkins


         /s/ Robert Key                     Director
         ------------------------------
         Robert Key